UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2020 (August 19, 2020)

METROCITY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-39068	47-2528408
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5114 Buford Highway Doraville, Georgia	30340
(Address of principal executive offices)	(Zip Code)

(770) 455-4989

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each Exchange on which registered
Common Stock, par value $0.01 per share	MCBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2020, William M. Hungeling notified MetroCity Bankshares, Inc. (the “Company”) and Metro City Bank, the wholly owned banking subsidiary of the Company (the “Bank”), of his decision to resign as a member of the Board of Directors (the “Board”) of the Company and the Bank, effective as of October 31, 2020. As a result, Mr. Hungeling will also be resigning as the Chairman of the Company’s Audit and Compliance Committee and as a member of the Company’s Compensation Committee and Nominating and Governance Committee. Mr. William M. Hungeling’s decision to resign is not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

On August 19, 2020, upon the recommendation of the Nominating and Governance Committee, the Board elected Mr. William J. Hungeling to fill the vacancy created by Mr. William M. Hungeling’s resignation and to serve as a member of the Boards of the Company and the Bank, effective November 1, 2020, until the election and qualification of his successor or until his earlier death, resignation, or removal. Mr. William J. Hungeling is the son of Mr. William M. Hungeling. In connection with his election to the Board, the Board has appointed Mr. Hungeling to serve as the new Chairman of the Company’s Audit and Compliance Committee and as a member of the Company’s Nominating and Governance Committee, effective as of November 1, 2020.

Mr. William J. Hungeling, age 49, is a certified public accountant and managing shareholder of Hungeling CPA, PC, a public accounting firm located in metropolitan Atlanta.  Mr. Hungeling has been with Hungeling CPA since 1994 and has been the managing shareholder since 2015.  Mr. Hungeling has been a member of the American Institute of Certified Public Accountants and Georgia Society of Certified Public Accountants for over 20 years.  He has served as a board member of the Atlanta Conference of the St. Vincent de Paul Society and was a founding board member of the Old Fourth Ward Business Association and the Hope-Hill Elementary Foundation.  Mr. Hungeling received a Bachelor of Arts degree from the University of Notre Dame and a Master’s Degree in Taxation from Georgia State University. Mr. Hungeling’s public accounting experience assisting his broad cross-section of business clients with maintaining GAAP-based financial statements and complying with ever-changing governmental regulations brings valuable experience to the Board.

The Board has determined that Mr. William J. Hungeling is “independent” as defined under the listing rules of the NASDAQ Stock Market. There are no family relationships between Mr. Hungeling and any director or other executive officer of the Company, except as noted above. Further, there are no arrangements or understandings between Mr. Hungeling and any other persons or entities pursuant to which Mr. Hungeling was elected as a director of the Company. In addition, there are no transactions involving Mr. Hungeling and the Company that require disclosure under Item 404(a) of Regulation S-K.

In his capacity as a director, Mr. William J. Hungeling will receive compensation that is consistent with the compensation received by the other members of the Board. A description of the compensation payable to members of the Board is set forth under the heading “2019 Compensation of Directors” in the Company’s Definitive Proxy Statement filed with the SEC on April 17, 2020 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCITY BANKSHARES, INC.

Date: August 24, 2020	By:	/s/ Farid Tan
Farid Tan
President and Chief Financial Officer